   As filed with the Securities and Exchange Commission on January 28, 1998

                           Registration No. 33-37147


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 1
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        CAPITOL COMMUNITIES CORPORATION
            (Exact name of registrant as specified in its charter)


        Nevada                                          88-0361144
(State of incorporation)                  (I.R.S. employer identification no.)

   25550 Hawthorne Boulevard, Suite 207, Torrance, CA 90505,  (310) 375-2266
         (Address and telephone number of principal executive offices)


                    CONSULTANT NON-QUALIFIED STOCK OPTIONS
                           (Full title of the plan)

                                MICHAEL G. TODD
   25550 Hawthorne Boulevard, Suite 207, Torrance, CA 90505, (310) 375-2266
     (Name, address and telephone number of agent for service of process)


                                With a copy to:
                          MICHAEL G. TODD, PRESIDENT
                        Capitol Communities Corporation
       25550 Hawthorne Boulevard, Suite 207, Torrance, California 90505

                                    PART II

     Pursuant to the undertaking contained in this Registration Statement, the Registrant hereby withdraws from registration any remaining securities under the Consultant Non-Qualified Plan filed with the Securities and Exchange Commission on October 3, 1997, Registration No. 33-37147, at the effective date of this Post-Effective Amendment.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Torrance, State of California, on January 26, 1998.

                           CAPITOL COMMUNITIES CORPORATION


                           By:  /s/   Michael G. Todd,
                                      President, CEO & Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                            Date
/s/ Robert Neyland *             Director                    January 26, 1998


/s/ Herbert Russell*             Director                    January 26, 1998


/s/ Thomas C. Blake*             Director                    January 26, 1998


/s/ David Paes*                  Vice President,             January 26, 1998
                                 Treasurer

*By: /s/ Michael G. Todd
     ---------------------------------------
     Michael G. Todd Attorney-in-Fact